UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2019

McKesson Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 State Hwy 161

Irving, TX 75039

(Address of Principal Executive Offices, and Zip Code)

(972) 446-4800

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2019, the Board of Directors (“Board”) of McKesson Corporation (“Company”) elected Maria Martinez as a director, effective on October 18, 2019.

Ms. Martinez, age 61, has served as Executive Vice President and Chief Customer Experience Officer at Cisco Systems, Inc. since April 2018. Previous to her role at Cisco, Ms. Martinez served in a variety of senior executive roles at salesforce.com, inc. including President, Global Customer Success and Latin America from March 2016 to April 2018; President, Sales and Customer Success from February 2013 to March 2016; Executive Vice President and Chief Growth Officer from February 2012 to February 2013; and Executive Vice President, Customers for Life from February 2010 to February 2012. Prior to joining Salesforce, she managed the global services business for Microsoft Corporation, including professional services and customer support for all products. Ms. Martinez has also held leadership positions at Motorola, Inc. and AT&T Inc., and served as chief executive officer of Embrace Networks, Inc. She currently serves on the board of directors for Declara, Inc. and non-profit Genesys Works.

She holds a bachelor’s degree in electrical engineering from the University of Puerto Rico, San Juan and a master’s degree in computer engineering from Ohio State University.

The Board determined that Ms. Martinez is an independent director under standards established by the New York Stock Exchange and the Board. The Board appointed her as a member of the Audit Committee. The Board size increased from ten to eleven members upon her election.

Ms. Martinez will receive cash compensation in accordance with the Company’s standard compensatory arrangement for non-employee directors. She will receive an annual cash retainer of $80,000, which will be prorated for fiscal year 2020 based on her election date, plus $1,500 per meeting of the Audit Committee.

Ms. Martinez also will receive restricted stock units (“RSUs”) under the Company’s 2013 Stock Plan in respect of the commencement of her service on October 18, 2019. She will be granted RSUs in an amount that represents a prorated portion of the annual equity award that was granted automatically to then-serving non-employee directors at the 2019 Annual Meeting of Stockholders. The number of RSUs granted to Ms. Martinez will be determined by dividing $140,544 by the closing price of the Company’s common stock on the grant date.

Ms. Martinez will, effective as of October 18, 2019, enter into the Company’s standard form Indemnification Agreement, which provides for indemnification to the fullest extent permitted by Delaware law.

Ms. Martinez does not have any related party transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On October 18, 2019, the Company posted on its website (https://www.mckesson.com/About-McKesson/Newsroom/Press-Releases/ and https://investor.mckesson.com/press-releases/all/all/all) a press release announcing the election of Ms. Martinez to the Board. A copy of that press release is attached hereto as Exhibit 99.1.

The information contained in this item, including Exhibit 99.1, is furnished to the Commission, but shall not be deemed “filed” with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, except as expressly stated in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release issued by McKesson Corporation on October 18, 2019.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2019

McKesson Corporation

By:	/s/ Lori A. Schechter
Lori A. Schechter
Executive Vice President, Chief Legal Officer and General Counsel